UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
October 23, 2025

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	33-92990, 333-285628	Not Applicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)
(212) 490-9000
 (Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 22, 2025, Teachers Insurance and Annuity Association of America (“TIAA”), on behalf of the TIAA Real Estate Account (the “Company”), entered into a note purchase agreement (“Note Purchase Agreement”) with certain qualified institutional purchasers party thereto (collectively, the “Purchasers”).

Under the terms of the Note Purchase Agreement, the Company agreed to issue $700,000,000 in aggregate principal amount of debt securities in the form of (a) $375,000,000 in aggregate principal amount of 4.89% series D senior notes due October 22, 2030 and (b) $325,000,000 in aggregate principal amount of 5.13% series E senior notes due October 22, 2032 (collectively, the “Notes”) to the Purchasers. The closing of the Note Purchase Agreement occurred concurrently with the execution of the Note Purchase Agreement. The Notes are the unsecured obligations of the Company and were sold pursuant to an applicable statutory exemption from registration requirements under the Securities Act of 1933.

The Note Purchase Agreement and the terms of the Notes permit the Company to use the proceeds of the sale of the Notes for general corporate purposes. The series D Notes will bear interest at the rate of 4.89% per annum from issuance, and will be payable semi-annually in April and October of each year and mature on October 22, 2030. The series E Notes will bear interest at the rate of 5.13% per annum from issuance and will be payable semi-annually in April and October of each year and mature on October 22, 2032.

Subject to the terms of the Note Purchase Agreement, the Company will be obligated to offer to repay the Notes at par (plus accrued and unpaid interest to, but not including, the date of repayment) if certain change of control events occur. Also subject to the terms of the Note Purchase Agreement, the Company may redeem the Notes in whole or in part (in an amount not less than 5% of the aggregate principal amount of the Notes) at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if redeemed on or before 90 days prior to the applicable maturity date, a make-whole premium.

Under the terms of the Note Purchase Agreement, the Company has made certain representations and warranties, must pay certain transactional expenses of the Purchasers related to the closing of the Note Purchase Agreement, and must comply with various covenants and reporting requirements to the Purchasers customary for debt securities offerings of this type. Such covenants include financial covenants relating to the Company’s maximum total leverage ratio, fixed charges ratio, unencumbered leverage ratio, minimum unsecured interest coverage ratio and maximum secured debt ratio. The Note Purchase Agreement contains events of default customary for debt securities offerings of this type. Upon the occurrence of certain events of default, including, among others, the Company’s receivership, insolvency, liquidation, or winding up and similar events, the holders of the Notes may, at any time at its or their option, by notice to the Company declare all of the Notes held by it then outstanding to be immediately due and payable.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement which will be filed with the Company’s Form 10-K for the fiscal year ended December 31, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: October 23, 2025	By:	/s/ F. Scott Thomas

F. Scott Thomas, Esq.
Senior Director and Associate General Counsel